Exhibit 6.1

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”) is made as of March 26th, 2019 by and between Future Labs III, inc, a Delaware corporation (the “Company”), and the parties listed on Exhibit A hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

The Company desires to issue and sell, and the Purchasers desire to purchase, one or more unsecured convertible promissory notes in substantially the form attached to this Agreement as Exhibit B (each a “Note”, and collectively the “Notes”) which shall be convertible on the terms stated therein into equity securities of the Company. The Notes and the equity securities issuable upon conversion thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the “Securities.” Capitalized terms not otherwise defined herein have the meaning given to them in the Notes.

AGREEMENT

1.	Purchase and Sale of the Notes.

(a)          Sale and Issuance of the Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing (as defined below), and the Company agrees to sell and issue to such Purchaser, a Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A. The purchase price of each Note shall be equal to 100% of the principal amount of such Note.

(b)	Closing; Delivery.

(i)       The initial purchase and sale of the Notes (the “Initial Closing”) shall take place remotely on the date hereof or at such other time as the Company and the Purchasers mutually agree upon, orally or in writing, upon the physical or electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement. The term “Closing” will apply to each closing hereunder unless otherwise specified herein. Company may elect to conduct multiple Closings from time to time as additional Notes are sold.

(ii)     At each Closing, the Company shall deliver to each Purchaser the Note to be purchased by such Purchaser against (1) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company and (2) delivery of counterpart signature pages to this Agreement and the Note.

2.             Stock Purchase Agreement. Each Purchaser understands and agrees that the conversion of a Note into equity securities of the Company will require such Purchaser’s execution of certain agreements relating to the purchase and sale of such securities as well as any rights relating to such equity securities, and each such Purchaser agrees to execute and deliver such agreements in the same form entered into by the other purchasers participating in the Next Qualified Financing or Non-Qualified Financing, as applicable.

3.             Subordination. The indebtedness evidenced by the Notes shall be expressly subordinated, to the extent and in the manner set forth in the Notes, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness (as defined in the Notes), and each Purchaser hereby agrees to enter into such agreements and take such additional action as may be necessary to perfect such subordination.

4.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as of the Initial Closing that:

(a)           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

(b)           Authorization. The Agreement and the Notes, and the stock issuable upon conversion of the Notes, have been duly authorized by the Board of Directors of the Company; however, (i) no stockholder approval has been obtained, (ii) the Company has not obtained the necessary corporate approval for the authorization of any shares of Next Round Stock , and (iii) a sufficient number of shares of Common Stock has not been authorized under the Company’s Certificate of Incorporation (the “Charter”) to provide for the issuance of such shares upon conversion of the Notes. The Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The stock issuable upon conversion of the Notes, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and state securities laws.

(c)           Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes or the consummation of any other transactions contemplated hereby has been obtained, except that the Company will not have taken action to authorize and approve the establishment or issuance of the Next Round Stock until such time as the terms of the Next Round Stock are determined.

(d)           Compliance with Laws. The Company is not in material violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties.

(e)           Compliance with Other Instruments. The Company is not in material violation or default of any term of the Charter or its bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of this Agreement, the Notes and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

(f)            Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(g)           Patents and Trademarks. The Company, to its knowledge, owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights, processes, and, patents and patent applications, necessary for its business as now conducted and as proposed to be conducted without, to its knowledge, any violation or infringement of, or other conflict with, the rights of others, except for such items as have yet to be conceived or developed.

(f)            No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

5.             Representations and Warranties of the Purchaser. Each Purchaser hereby represents and warrants to the Company that:

(a)           Authorization. The Purchaser has full power and authority to enter into this Agreement and such Purchaser’s Note. This Agreement and the Purchaser’s Note, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser either has not been formed for the specific purpose of acquiring the Securities, or each beneficial owner of equity securities of or equity interests in the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)           Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)          Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation to and may not be able to satisfy.

(e)           No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

(f)            Further Limitations on Disposition. Without in any way limiting the representations and warranties of each Purchaser as set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5 and:

(i)      The Company shall have received a letter secured by the Purchaser from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition;

(ii)     There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(iii)    (a) The Purchaser has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (b) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel (x) for transactions made pursuant to Rule 144 except in extraordinary circumstances nor (y) for any transfer of the Securities by a Purchaser that is a partnership or limited liability company to (A) a partner of such partnership or member of such company, (B) an affiliate of such partnership or company or (C) a retired partner of such partnership or a retired member of such company who retires after the date hereof; provided, that in each of the cases described in clause (y), the transferee agrees in writing to be subject to the terms of this Section 5(f) to the same extent as if the transferee were an original Purchaser hereunder.

(g)           Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)       “THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)     “THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

(iii)     “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(iv)     Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities or any securities issued in respect thereof or exchange therefor.

(h)           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(i)	Lock-up Agreement.

(i)       Lock-up Period; Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act, Purchaser shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, and Purchaser shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

(ii)      Limitations. The obligations described in Section 5(i)(i) shall apply only if all officers and directors are subject to similar restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all 5% stockholders of the Company, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(iii)     Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of the Purchaser (and the securities of every other person subject to the restrictions in Section 5(i)(i)).

(iv)    Transferees Bound. The Purchaser agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 5(i).

(j)            Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser’s jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

(k)           Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.             Conditions of the Purchasers’ Obligations at Closing. The obligations of the Purchasers to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)           Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

(b)           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

7.             Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)           Representations and Warranties. The representations and warranties of the Purchasers contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

8.             Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.             Exculpation by Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

10.	Miscellaneous.

(a)           Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto, shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

(b)           Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(c)           Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding (a “Majority in Interest”). Any amendment or waiver effected in accordance with this Section 10(c) shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

(d)           Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. No party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the other party.

(e)           Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)           Construction. This Agreement is the result of negotiations between the parties hereto and has been reviewed by each of such parties and by their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h)           Counterparts. This Agreement may be executed in any number of counterparts and by any electronic signature complying with the U.S. federal ESIGN Act of 2000, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

(i)            Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

(j)            Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(k)           Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Pages Follow]

THE COMPANY:

FUTURE LABS III, INC

By:	/s/ James Buckly Jordan
(Signature)

Name:	James Buckly Jordan
Title:	CEO
Address:	1134 11th st, suite 101, Santa Monica, Ca, 90403
Email:	buck@wavemaker.vc

PURCHASER:

PHILOSOPHIE GROUP, INC

By:	/s/ Nick Giancola
(Signature)
Name:	Nick Giancola
Title:	Partner
Address:	1615 16th St, Santa Monica, CA 90404
Email:	nick@philosophie.is:

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Note Principal Amount
Philosophie Group, Inc 1615 16th St, Santa Monica, CA 90404	$105,600.00

TOTAL:	$105,600.00

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE